UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

BRONCO DRILLING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 16217 North May Avenue Edmond, Oklahoma (Address of principal executive offices)	000-51471 Commission File Number	20-2902156 (I.R.S. Employer Identification No.) 73013 (Zip Code)
Registrant’s telephone number, including area code: (405) 242-4444

___________________________________________________
          (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 15, 2007, Bronco Drilling Company, Inc. (the “Company”) announced that its wholly-owned subsidiary, Bronco MENA Investments LLC, had entered into a Subscription Agreement with Challenger Limited, a company organized under the laws of the Isle of Man, and certain of its affiliates to acquire a 25% equity interest in Challenger Limited in exchange for 6 drilling rigs and $5 million in cash. The Company is filing herewith a copy of the definitive Subscription Agreement and the form of Shareholders’ Agreement that is currently anticipated to be entered into among the Challenger stockholders upon closing of the proposed transaction, which is expected to occur during the fourth quarter of 2007. The form of Shareholders’ Agreement remains subject to modification by the parties prior to closing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Subscription Agreement with Challenger Limited et al dated as of November 15, 2007
10.2	Form of Challenger Limited Shareholders’ Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: November 28, 2007	By:/s/ ZACHARY M. GRAVES Zachary M. Graves Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1	Subscription Agreement with Challenger Limited et al dated as of November 15, 2007
10.2	Form of Challenger Limited Shareholders’ Agreement